===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                    ------

                                  FORM 8-K/A
                                   NUMBER 1
                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

                                    ------

        Date of Report (Date of earliest event reported): May 3, 1996

                        GENESIS HEALTH VENTURES, INC.
                        -----------------------------
            (Exact name of Registrant as specified in its charter)

          Pennsylvania                 1-11666               06-1132947
- -------------------------------       ------------      ----------------------
(State or other jurisdiction of       (Commission         (I.R.S. Employer
incorporation or organization)        File Number)      Identification Number)

                             148 West State Street
                       Kennett Square, Pennsylvania 19348
                       ----------------------------------
          (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (610) 444-6350
                                                           --------------

===============================================================================

Item 7 is hereby amended as follows:

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

   (a) Financial Statements of business acquired.

       National Health Care Affiliates, Inc. and Related Entities -- Audited Combined Financial Statements for the Year-Ended December 31, 1995

       Report of Independent Auditors

       Combined Balance Sheet

       Combined Statement of Earnings

       Combined Statement of Owners' Equity

       Combined Statement of Cash Flows

       Notes to Combined Financial Statements

       National Health Care Affiliates, Inc. and Related Entities -- Unaudited Combined Financial Statements for the Quarter ended March 31, 1996.

       Combined Balance Sheet

       Combined Statement of Earnings

       Combined Statement of Cash Flows

   (b) Pro Forma Condensed Consolidated Financial Information

       Unaudited Condensed Consolidated Statements of Operation for the year ended September 30, 1995 and the six months ended March 31, 1996.

       Unaudited Pro Forma Condensed Consolidated Balance Sheet at March 31,
       1996.


   (c) Exhibits.

   Number    Title
   -----     -----
             Purchase Agreement, dated May 3, 1996, by and among Mark E. Hamister, Oliver C. Hamister, George E.
             Hamister, Julia L. Hamister, The George E. Hamister Trust, The Oliver C. Hamister Trust, National Health
             Care Affiliates, Inc., Oak Hill Health Care Center, Inc., Derby Nursing Center Corporation, Delaware
             Avenue Partnership, EIDOS, Inc., VersaLink Inc., certain other individuals and Genesis Health Ventures,
*1.          Inc.

*2.          Consent of Ernst & Young, LLP

* Previously filed.

          NATIONAL HEALTH CARE AFFILIATES, INC. AND RELATED ENTITIES


                    AUDITED COMBINED FINANCIAL STATEMENTS

                         YEAR ENDED DECEMBER 31, 1995

                                     Contents

Report of Independent Auditors  ......................    F-1
Audited Combined Financial Statements  ...............
Combined Balance Sheet  ..............................    F-2
Combined Statement of Earnings  ......................    F-4
Combined Statement of Owners' Equity  ................    F-5
Combined Statement of Cash Flows  ....................    F-6
Notes to Combined Financial Statements  ..............    F-7


                    UNAUDITED COMBINED FINANCIAL STATEMENTS

                          QUARTER ENDED MARCH 31, 1996

                                    Contents

Combined Balance Sheet................................    F-14
Combined Statement of Earnings........................    F-16
Combined Statement of Cash Flows......................    F-17

                        REPORT OF INDEPENDENT AUDITORS

Board of Directors and Shareholders
National Health Care Affiliates, Inc.
 and Related Entities

We have audited the accompanying combined balance sheet as of December 31, 1995 of National Health Care Affiliates, Inc. and Related Entities (Note 1), and the related combined statements of earnings, owners' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position at December 31, 1995 of National Health Care Affiliates, Inc. and Related Entities, and the combined results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

Buffalo, New York
March 15, 1996

          NATIONAL HEALTH CARE AFFILIATES, INC. AND RELATED ENTITIES

                            COMBINED BALANCE SHEET

                              DECEMBER 31, 1995

 Assets
Current assets:
     Cash and cash equivalents  ......................................  $ 3,538,809
     Cash restricted for bond retirement -- Note 4  ..................      524,188
     Accounts receivable, less allowance for doubtful accounts of
       $374,000 ......................................................   12,615,783
     Inventory  ......................................................      629,512
     Due from third parties  .........................................    1,675,377
     Prepaid expenses  ...............................................    1,007,638
                                                                        -----------
Total current assets  ................................................   19,991,307

Land, buildings and equipment - Notes 2 and 4:
     Land and land improvements  .....................................    4,156,914
     Building and improvements  ......................................   69,423,972
     Equipment  ......................................................   13,354,321
                                                                        -----------
                                                                         86,935,207
     Less accumulated depreciation and amortization  .................   27,522,518
                                                                        -----------
                                                                         59,412,689
Other assets:
     Notes receivable from shareholders -- Note 6  ...................      250,000
     Reserve fund cash and U.S. Government obligations -- Note 4  ....      665,056
     Escrow cash -- Note 2  ..........................................      335,014
     Goodwill, net -- Note 2  ........................................    6,273,566
     Deferred finance costs -- Note 2  ...............................    1,639,614
     Other -- Note 2  ................................................    2,464,465
                                                                        -----------
                                                                         11,627,715
                                                                        -----------
Total assets  ........................................................  $91,031,711
                                                                        ===========

          NATIONAL HEALTH CARE AFFILIATES, INC. AND RELATED ENTITIES

                            COMBINED BALANCE SHEET

                              DECEMBER 31, 1995

 Liabilities and owners' equity
Current liabilities:
     Accounts payable and accrued expenses  ..........................    $11,567,422
     Salaries and wages  .............................................      3,138,625
     Accrued interest  ...............................................        584,028
     Deferred resident income  .......................................        540,327
     Current maturities of long-term debt  ...........................      3,284,623
                                                                          -----------
Total current liabilities  ...........................................     19,115,025

Long-term debt, less current maturities -- Note 4  ...................     67,183,144

Owners' equity:  .....................................................
     Common stock -- Note 8  .........................................        231,565
     Preferred stock, par value $.10 per share Authorized 5,000,000
        shares; issued and outstanding, none .........................             --
     Additional paid-in capital  .....................................        278,470
     Capital accounts of affiliates  .................................        884,573
     Retained earnings  ..............................................      3,338,934
                                                                          -----------
Total owners' equity  ................................................      4,733,542
                                                                          -----------
Total liabilities and owners' equity  ................................    $91,031,711
                                                                          ===========

See accompanying notes.

          NATIONAL HEALTH CARE AFFILIATES, INC. AND RELATED ENTITIES

                        COMBINED STATEMENT OF EARNINGS

                         YEAR ENDED DECEMBER 31, 1995

 Revenue:
     Basic healthcare services, net -- Note  2 .......................   $ 62,473,477
     Specialty medical services, net -- Note 2 .......................     44,840,029
     Management services and other  ..................................      1,471,587
                                                                         ------------
Net revenue  .........................................................    108,785,093

Operating expenses:
     Salaries, wages and benefits  ...................................     52,792,169
     Other operating expenses  .......................................     33,992,494
     Administrative and general  .....................................      6,205,327
     Depreciation and amortization  ..................................      4,055,259
     Rent expense  ...................................................      3,175,908
     Interest expense  ...............................................      6,176,718
                                                                         ------------
Net earnings  ........................................................   $  2,387,218
                                                                         ============

See accompanying notes.

          NATIONAL HEALTH CARE AFFILIATES, INC. AND RELATED ENTITIES

                     COMBINED STATEMENT OF OWNERS' EQUITY

                         YEAR ENDED DECEMBER 31, 1995


                                                                       Capital
                                                                       Accounts
                                       Common        Additional          of           Retained
                                       Stock       Paid-in Capital    Affiliates      Earnings          Total
                                    -----------   ---------------    ------------   -------------   -------------
Balance at January 1, 1995  .....    $234,447        $278,470         $342,668       $1,806,740      $2,662,325
Net earnings  ...................          --              --               --        2,387,218       2,387,218
Redemption and retirement of NHCA
  stock (29,820 shares) .........      (2,982)             --               --         (156,064)       (159,046)
Issuance of VersaLink stock  ....         100              --               --               --             100
Redemption and retirement of
  HSNNY stock ...................          --              --               --          (10,480)        (10,480)
Redemption and retirement of
  Oak Hill stock ................          --              --               --          (46,600)        (46,600)
Dividends paid  .................          --              --               --         (641,880)       (641,880)
Contributions from owners  ......          --              --          541,905               --         541,905
                                     --------        --------         --------       ----------      ----------
Balance at December 31, 1995  ...    $231,565        $278,470         $884,573       $3,338,934      $4,733,542
                                     ========        ========         ========       ==========      ==========

                            See accompanying notes.

          NATIONAL HEALTH CARE AFFILIATES, INC. AND RELATED ENTITIES

                       COMBINED STATEMENT OF CASH FLOWS

                         YEAR ENDED DECEMBER 31, 1995

 Operating activities
Net earnings  .....................................................................    $ 2,387,218
Adjustments to reconcile net earnings to net cash provided by operating activities:
     Depreciation and amortization  ...............................................      4,055,259
     Deferred revenue  ............................................................       (113,696)
                                                                                       -----------
                                                                                         6,328,781
Changes in operating assets and liabilities, net of effects of acquisitions:
     Accounts receivable  .........................................................     (2,454,726)
     Inventory  ...................................................................        (72,920)
     Prepaid expenses  ............................................................        (25,921)
     Accounts payable and other accruals  .........................................      4,673,300
     Deferred resident income  ....................................................          9,799
     Due to third parties, net  ...................................................     (1,435,853)
                                                                                       -----------
Net cash provided by operating activities  ........................................      7,022,460
Investing activities
Capital expenditures  .............................................................     (2,036,624)
Decrease in notes and other receivables from related entities and shareholders  ...       (915,164)
Acquisitions of businesses, net of cash acquired -- Note 3  .......................     (1,807,549)
                                                                                       -----------
Net cash used in investing activities  ............................................     (4,759,337)
Financing activities
Increase in restricted cash  ......................................................        (57,541)
Decrease in escrow cash  ..........................................................        408,124
Increase in deferred expenses  ....................................................       (990,888)
Proceeds from long-term borrowings  ...............................................      4,398,000
Principal payments on long-term debt  .............................................     (3,113,778)
Principal payments from debt refinancing  .........................................     (1,323,916)
Retirement of stock  ..............................................................       (216,126)
Contributions from shareholders  ..................................................        541,905
Dividends paid  ...................................................................       (641,880)
Other -- net  .....................................................................       (123,769)
                                                                                       -----------
Net cash used in financing activities  ............................................     (1,119,869)
                                                                                       -----------
Net increase in cash and cash equivalents  ........................................      1,143,254
Cash and cash equivalents at beginning of year  ...................................      2,395,555
                                                                                       -----------
Cash and cash equivalents at end of year  .........................................    $ 3,538,809
                                                                                       ===========


                            See accompanying notes

                    NATIONAL HEALTH CARE AFFILIATES, INC.
                             AND RELATED ENTITIES
                    NOTES TO COMBINED FINANCIAL STATEMENTS

                              DECEMBER 31, 1995

1. General

   The financial statements presented herein include the combined financial statements of National Health Care Affiliates, Inc. (NHCA) and its majority-owned subsidiary Proxyfusion, Inc. (ProxyFusion), as well as the related entities of Brompton Heights (Brompton), Delaware Avenue Partners (DAP), Derby Nursing Center Corporation (Derby), Orchard Heights, Oak Hill Health Care Center, Inc. (Oak Hill), Health Services of Northern New York, Inc. (HSNNY), VersaLink, Inc., EIDOS (formerly known as NHCA Management Services Corporation), and Hamister Office Building Partnership (HOBP). Intercompany transactions and balances have been eliminated in combination.

2. Summary of Significant Accounting Policies

   Cash and Cash Equivalents

   Cash equivalents consist of certificates of deposit with maturities of less than three months.

   Accounts Receivable and Revenues

   NHCA and related entities provide services to nursing home patients and home health care clients under agreements with third-party payors (Medicare and Medicaid), whereby NHCA and related entities are reimbursed under provisions of their respective cost reimbursement formulas. Amounts received under these agreements are generally less than established billing rates and the difference is accounted for as a deduction from revenue. Final determination of the amounts earned is subject to review by the third-party payors or their agents. While the ultimate outcome of such reviews is unknown, it is the opinion of management that adequate provision has been made for any significant adjustments that may result.

   Significant concentrations of resident service revenues are derived from contractual arrangements with Medicaid and Medicare. Resident accounts receivable at December 31, 1995 include Medicaid, 26% and Medicare, 23%.

   Deferred resident income represents a liability for future resident care services for which advance payment has been received.

   Inventory

   Inventory is valued at the lower of cost (first-in, first-out method) or market.

   Land, Buildings and Equipment

   Land, buildings, and equipment are recorded at cost; renewals and betterments are capitalized at cost, and maintenance and repairs are charged to expense as incurred.

   Depreciation is provided over the estimated service lives of the assets on the straight-line method. Generally, the estimated service lives used are 40 years for buildings, 20 years for land and building improvements, 15 years for fixed equipment, and 10 years for furniture and fixtures.

   Escrow Cash

   Escrow cash at December 31, 1995 consists of $50,000 in deposits related to potential business acquisitions. Certain financing agreements require monthly payments to fund mortgage insurance premiums, real estate taxes, capital improvements and property insurance of which $285,014 is held in escrow at December 31, 1995.

   Funding of $35,665 per month is required during 1996.

                    National Health Care Affiliates, Inc.
                             and Related Entities

            Notes to Combined Financial Statements  - (Continued)

2. Summary of Significant Accounting Policies  - (Continued)

   Funds Held in Trust

   NHCA and related entities maintain funds in trust for residents' use. These funds are included in cash and accounts payable, and amounted to $505,418 at December 31, 1995.

   Goodwill

   Goodwill costs of $6,441,176 at December 31, 1995 resulted from acquisitions (Note 3) and are being amortized over a 40 year life. Accumulated amortization was $167,610 at December 31, 1995. Based upon management's assessment of the future undiscounted operating cash flows of acquired businesses, the carrying value of goodwill at December 31, 1995 has not been impaired.

   Deferred Finance Costs

   Deferred financing costs of $2,415,782 at December 31, 1995 were incurred in connection with various debt financing arrangements and are being amortized over the term of the respective debt agreements. Accumulated amortization was $776,168 at December 31, 1995.

   Other Assets

   Other assets consist primarily of the following:

   Leasehold interests related to NHCA were acquired in 1989 at a cost of $1,650,000, and are being amortized using the straight-line method over the initial term of the related lease. Accumulated amortization was $1,024,153 at December 31, 1995.

   Costs related to covenant-not-to-compete agreements of $875,000 at December 31, 1995 resulted from acquisitions (Note 3) and are being amortized over periods of 2.5 to 5 years, according to the terms of the respective agreements. Accumulated amortization was $115,972 at December 31, 1995.

   Fees of $835,545 were incurred during 1995 in conjunction with a franchise agreement and the securement of a related non-compete agreement with a national supplementary staffing franchisor. The payment is being amortized over the future benefit period of this agreement (2.8 years). Accumulated amortization was $124,048 at December 31, 1995.

   Nonrecurring Costs

   Nonrecurring costs of $242,463 included in administrative and general expenses represent charges to operations for legal, accounting and other costs incurred in connection with negotiations and due diligence activities related to discussions with potential equity investors in 1995.

   Income Taxes

   NHCA and related entities (except for HSNNY and ProxyFusion, Inc. which are taxable C-Corporations) have elected to be treated as either S Corporations, under Subchapter S of the Internal Revenue Code, or as partnerships and are not subject to income taxes as such taxes accrue to the shareholders or partners. Taxes attributable to HSNNY and ProxyFusion, Inc. of approximately $7,000 are included in administrative and general expenses.

   Earnings Per Share

   NHCA and related entities do not present information on earnings per share because the combined statements are those of a private enterprise which is not required to present earnings per share.

                    National Health Care Affiliates, Inc.
                             and Related Entities

            Notes to Combined Financial Statements  - (Continued)

2. Summary of Significant Accounting Policies  - (Continued)

   Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

   Fair Value of Financial Instruments

   The fair value of financial instruments is determined by reference to various market data and other valuation considerations. The fair value of financial instruments approximates their recorded values.

3. Acquisitions

   On October 25, 1995, NHCA acquired the business assets of Professional Home Health, L.P. d/b/a Commonwealth Pediatrics, a durable medical equipment and home health care company specializing in pediatric respiratory services in Richmond and Charlottesville, Virginia. The purchase price was $2,306,586 paid in a combination of cash and long-term notes payable. The excess of the purchase price over the estimated fair value of the tangible assets was recorded as goodwill. The acquisition may result in the payment of up to $400,000 contingent upon future earnings of the home health care company. During 1995, no contingent payments were required under the terms of this agreement. The estimated effect (unaudited) of this acquisition, as if the acquisition had occurred on January 1, 1995, would have been to increase net revenues and net earnings by $2,295,000 and $252,000, respectively, in 1995.

   On September 29, 1995, NHCA (79%) and Oak Hill (21%) acquired the stock of ProxyFusion, Inc. d/b/a Progressive Infusion Care P.A., a provider of infusion therapy services. The purchase price was $1,542,029, paid in a combination of cash and long-term notes payable. The excess of the purchase price over the estimated fair value of the net assets was recorded as goodwill. The estimated effect (unaudited) of this acquisition, as if the acquisition had occurred on January 1, 1995, would have been to increase net revenues by $1,936,000 and would have had an immaterial impact on net earnings in 1995.

   Effective January 1, 1995, the shareholders of NHCA acquired the stock of Health Services of Northern New York, Inc., a provider of temporary nursing and certified home health care services. The purchase price was $1,689,391, paid in a combination of cash and long-term notes payable. The excess purchase price over the estimated fair value of the net assets was recorded as goodwill. The acquisition may result in an additional $300,000 payment contingent upon future earnings of the Company. During 1995 no contingent payments were required under this agreement.

   On May 23, 1994, NHCA acquired the business assets of Care Med Management Systems, Inc., a provider of home care and supplemental staffing services in West Palm Beach, Florida d/b/a PRN of West Palm Beach. The purchase price was $1,800,000 in cash and long-term notes payable. The excess of the purchase price over the estimated fair value of the net assets was recorded as goodwill. The acquisition may result in an additional $1,200,000 payment contingent upon future earnings of the Company. A total of $166,062 in contingent payments have been made under the terms of this agreement ($122,228 in 1995).

   On January 31, 1994, NHCA acquired the stock of Nursefinders of Cleveland, Inc., a temporary nursing and home health agency with operations in Cleveland and Akron, Ohio, d/b/a PRN of Cleveland and Akron. The purchase price was $1,829,000, paid in a combination of cash and a long-term note payable. The excess of the purchase price over the estimated fair value of the net assets was recorded as goodwill. The acquisition may result in an additional $500,000 payment contingent upon future earnings of the agency. A total of $65,572 in contingent payments (all made in 1995) have been made under this agreement.

                    National Health Care Affiliates, Inc.
                             and Related Entities

              Notes to Combined Financial Statements - (Continued)

4. Long-Term Debt
   Long-term debt consists of the following at December 31, 1995:

First mortgages with banks, at various rates from 7.75% to 12.5%, payable through 2034.   $54,664,483
Other mortgages, at various rates from 9% to 10.5%, payable through 1999.  ............      4,096,896
Other secured obligation, at prime plus 1.5%, payable through 2001.  ..................      3,770,361
Industrial Revenue Bonds, at rates of 9.75% and 10.7%, maturing serially through 2010..      3,190,000
Unsecured obligations, at various rates from 5% through 10%, payable through 2002.  ...      4,083,774
Other  ................................................................................        662,253
                                                                                           -----------
                                                                                            70,467,767
Less current maturities  ..............................................................      3,284,623
                                                                                           -----------
                                                                                           $67,183,144
                                                                                           ===========


   Substantially all property and equipment are pledged as collateral on long-term debt. Subordinated debt is subordinate for all purposes and subject in right of payment to prior payment in full of the senior debt. In the event of default on senior debt, the holder of the senior debt may declare a halt to the subordinate debt payments until the default has been satisfactorily cured.

   The aggregate maturities of long-term debt for years subsequent to December 31, 1995 are as follows:

        1996  ........................         $ 3,284,623
        1997  ........................           15,607,180
        1998  ........................            2,474,088
        1999  ........................           17,099,722
        2000  ........................            7,810,411
        Thereafter  ..................           24,191,743
                                                -----------
                                                $70,467,767
                                                ===========


   Interest paid in 1995 was $6,141,024.

   Cash restricted for bond retirement relates to currently payable Industrial Revenue Bonds. Reserve funds are required to be maintained over the life of the bonds and used solely for the purpose of paying principal and interest on the bonds to the extent that such funds may be needed. Cash and U.S. Government obligations in the reserve fund are subject to certain withdrawal restrictions under the terms of the respective bond agreements.

   Certain loan agreements provide restrictions including among others, the maintenance of specified debt coverage, debt-to-worth and current ratios, and specified net earnings. At December 31, 1995, NHCA and related entities were in compliance with these requirements.

   NHCA's $4,000,000 working capital line of credit is used to collateralize letters of credit issued on behalf of the Company. At December 31, 1995, approximately $1,200,000 is available on this line and $2,800,000 has been utilized to secure letters of credit. NHCA has a revolving credit facility of up to $5,000,000 of which $3,770,361 was outstanding at December 31, 1995. The credit facility is available for financing of home health care agency acquisitions through December 31, 1997.

   In 1996, NHCA received bank commitments to refinance certain of its debt obligations. These obligations will be refinanced in 1996 under the terms of the bank commitment. Funds of $18 million have been committed. If these debt obligations had been refinanced at December 31, 1995, the aggregate maturities on long-term debt for years subsequent to December 31, 1995 would be as follows (assuming an interest rate of 8.45%).

                    National Health Care Affiliates, Inc.
                             and Related Entities

            Notes to Combined Financial Statements  - (Continued)

4. Long-Term Debt  - (Continued)

        1996  ........................          $ 2,936,281
        1997  ........................            9,195,217
        1998  ........................            2,292,358
        1999  ........................           14,577,772
        2000  ........................            8,102,456
        Thereafter  ..................           33,363,683
                                                -----------
                                                $70,467,767
                                                ===========


5. Operating Leases

   NHCA currently leases four health care facilities and Derby leases one health care facility under noncancelable operating leases. The facility leases each provide for an initial term of 10 years, with two 5-year renewal options, and are subject to annual escalators based on increases in operating revenues. NHCA and Derby have the right to purchase the facilities at fair market value after October 1999. Aggregate minimum lease payments under the terms of these leases are as follows:


        1996  ..................           $2,411,000
        1997  ..................            2,433,500
        1998  ..................            2,456,000
        1999  ..................            2,405,917
                                           ----------
                                           $9,706,417
                                           ==========

   NHCA has issued a standby letter of credit for $900,000 guaranteeing in part its future commitment under the facility leases.

6. Related Party Transactions

   During 1995, a shareholder borrowed $250,000 at 5% interest, maturing in August 2000. Interest revenue of $4,452 has been accrued as of December 31, 1995.

   In addition, NHCA has guaranteed certain shareholder indebtedness aggregating $655,803 at December 31, 1995. Management believes NHCA will not incur any liability under these guarantees.

7. Employee Savings and Retirement Plan

   NHCA and related entities offer a defined contribution plan (the Plan), subject to the provisions of the Employee Retirement Income Security Act (ERISA) of 1974, to qualified employees who are not members of a bargaining unit. Participants voluntarily elect to contribute up to 15% of their annual gross wages up to the maximum allowed by the Internal Revenue Service. NHCA and related entities matched 25% of the participants' qualified contributions up to a maximum of 4% of their gross wages. The Plan began operations in 1988. Company contributions were $68,742 in 1995.

                      National Health Care Affiliates, Inc.
                              and Related Entities

              Notes to Combined Financial Statements - (Continued)

8. Capital Stock
   Common stock outstanding was as follows at December 31, 1995:


NHCA -- par value $.10 per share:
   Authorized 12,000,000 shares; issued and outstanding 2,304,650
     shares  ....................................................      $230,465
Oakhill -- no par value:
   Authorized 12,000,000 shares; issued and outstanding 2,304,682
     shares  ....................................................            --
Derby -- par value $.20 per share:
   Authorized, issued and outstanding 5,000 shares ..............         1,000
Versalink -- par value $1 per share:
   Authorized 1,000 shares; issued and outstanding 100 shares ...           100
HSNNY
   Authorized 2,389,790 shares; issued and outstanding 2,256,511
     shares at stated value  ....................................            --
                                                                       --------
                                                                       $231,565
                                                                       ========

   The issuance of up to 5,000,000 shares of NHCA series preferred stock is authorized. The rights, privileges, and preferences of each series will be determined by resolutions of the Board of Directors upon issuance.

   NHCA and its shareholders have entered into a share purchase agreement which restricts the transferability of their shares and provides for certain conditions under which their shares must be purchased by the other principal shareholders or NHCA at the lower of a specified price (as determined by a formula based on NHCA earnings) or fair market value of the shares.

   Up to 47,796 shares of common stock of NHCA is authorized to be issued to two outside directors, as defined in a stock option agreement. The options are exercisable at a price of $12.553 per share through February 2005. No compensation expense was incurred related to these options in 1995, and at December 31, 1995, no options have been exercised.

9. Stock Redemption

   The shareholders have entered into an agreement whereby NHCA and certain related entities will redeem annually, subject to certain restrictions and limitations, the ownership interests of two principal shareholders based upon a predetermined formula. Payments of $159,046 were made in 1995 to redeem a portion of NHCA stock. In addition, payments of $10,480 and $46,600 were made to redeem HSNNY and Oak Hill stock, respectively, in 1995. As a result of limitations related to availability of cash flow and debt covenant requirements, management does not expect the amount to be paid in 1996 related to the stock redemption agreement to be materially higher than the 1995 amount.

10. Contingencies

   At December 31, 1995, certain claims of the type normally associated with the Company's business have been asserted against NHCA. In the opinion of management, all matters involving claims for damages are adequately covered by insurance, are without merit or are of such kind or amount as would not have a material effect on the financial position or results of operations of the Company.

                      National Health Care Affiliates, Inc.
                              and Related Entities

              Notes to Combined Financial Statements - (Continued)

11. Non-Cash Transactions

   The following non-cash transactions occurred during 1995:

   Note payable to sellers for acquisition of Commonwealth Pediatrics
    (Note 3)......................................................... $  600,000

   Note payable for noncompete agreement (Note 2).................... $  429,545

   Note payable to sellers for acquisition of HSNNY (Note 3)......... $1,089,391

12. Subsequent Event -- Purchase of Business Assets

   Effective January 1, 1996, NHCA purchased the business assets of Nurses PRN of Denver, Inc. and PRN, Inc., entities that provide home care and supplementary staffing services in Florida, Alabama, Colorado, and Oregon. The purchase price was $3,975,000 with an additional $2,500,000 payment contingent upon future earnings of the business units. In connection with this purchase, the Company utilized approximately $1,092,000 of its available revolving credit facility.

13. Subsequent Event -- Sale of Business Interests -- Unaudited


   On May 3, 1996, NHCA entered into an agreement with Genesis Health Ventures to sell certain of its business interests in the states of Florida, Virginia and Connecticut for approximately $133,600,000, including assumed debt. These entities account for $83,800,000 of the combined net revenues and $65,500,000 of the combined total assets reported in the accompanying combined financial statements.

           NATIONAL HEALTH CARE AFFILIATES, INC. AND RELATED ENTITIES

                             COMBINED BALANCE SHEET

                                 MARCH 31, 1996

                                   (UNAUDITED)
Assets
Current assets:
     Cash and cash equivalents  ............................   $ 3,797,510
     Cash restricted for bond retirement  ..................       453,611
     Accounts receivable  ..................................    14,988,094
     Inventory  ............................................       650,638
     Due from third parties  ...............................     2,564,925
     Prepaid expenses  .....................................     1,879,976
                                                               -----------
Total current assets  ......................................    24,334,754
Net Land, buildings and equipment  .........................    58,972,951
Other assets:
     Notes receivable from shareholders  ...................       250,000
     Reserve fund cash and U.S. Government obligations......       669,730
     Escrow cash  ..........................................       316,463
     Goodwill, net  ........................................    10,085,597
     Deferred finance costs  ...............................     1,578,335
     Other  ................................................     2,484,213
                                                               -----------
Total assets  ..............................................   $98,692,043
                                                               ===========

          NATIONAL HEALTH CARE AFFILIATES, INC. AND RELATED ENTITIES

                            COMBINED BALANCE SHEET

                                MARCH 31, 1996

                                 (UNAUDITED)


Liabilities and owners' equity
Current liabilities:
     Accounts payable and accrued expenses..................   $15,761,838
     Salaries and wages  ...................................     2,842,244
     Accrued interest  .....................................       565,802
     Deferred resident income  .............................       586,048
     Demand notes payable  .................................       500,000
     Current maturities of long-term debt...................     3,587,352
                                                               -----------
Total current liabilities  .................................    23,843,284
Long-term debt, less current maturities ....................    69,800,284
Owners' equity  ............................................     5,048,730
                                                               -----------
Total liabilities and owners' equity  ......................   $98,692,043
                                                               ===========

          NATIONAL HEALTH CARE AFFILIATES, INC. AND RELATED ENTITIES

                        COMBINED STATEMENT OF EARNINGS

                         QUARTER ENDED MARCH 31, 1996

                                 (UNAUDITED)
 Revenue:
     Basic healthcare services, net.........................   $17,256,011
     Specialty medical services, net .......................    14,235,165
     Management services and other                                 286,351
                                                               -----------
Net revenue  ...............................................    31,777,527
Operating expenses:
     Salaries, wages and benefits...........................    16,337,507
     Other operating expenses  .............................     9,354,417
     Administrative and general ............................     1,818,729
     Depreciation and amortization..........................     1,197,353
     Rent expense  .........................................       866,436
     Interest expense  .....................................     1,647,119
                                                               -----------
Net earnings  ..............................................   $   555,966
                                                               ===========

          NATIONAL HEALTH CARE AFFILIATES, INC. AND RELATED ENTITIES

                       COMBINED STATEMENT OF CASH FLOWS

                         QUARTER ENDED MARCH 31, 1996


Operating activities
Net earnings  ..............................................    $   555,966
Adjustments to reconcile net earnings to net cash provided
   by operating activities:
     Depreciation and amortization  ........................      1,197,353
     Deferred revenue  .....................................        (28,425)
                                                              =============
                                                                  1,724,894
Changes in operating assets and liabilities, net of
   effects of acquisitions:
     Accounts receivable  ..................................     (2,372,311)
     Inventory  ............................................       (326,489)
     Prepaid expenses and other  ...........................       (872,338)
     Accounts payable and other accruals  ..................      4,222,879
     Accrued salaries and wages  ...........................       (296,381)
     Accrued interest  .....................................        (18,226)
     Deferred resident income  .............................         45,721
     Due from third parties, net  ..........................       (584,185)
                                                              -------------
Net cash provided by operating activities  .................      1,523,564
Investing activities
     Capital expenditures  .................................       (429,388)
     Acquisitions of businesses, net of cash acquired  .....     (1,092,065)
                                                              -------------
     Net cash (used in) investing activities  ..............     (1,521,453)
Financing activities
     Increase in restricted cash  ..........................         65,903
     Increase in escrow cash  ..............................         18,551
     (Decrease) in deferred expenses  ......................       (156,662)
     Proceeds from long-term borrowings  ...................      1,092,065
     Proceeds from demand borrowings  ......................        500,000
     Payments on long-term debt  ...........................     (1,022,451)
     Repurchase of stock  ..................................           (816)
     Dividends paid  .......................................       (240,000)
Net cash provided from financing activities  ...............        256,590
                                                              -------------
Net increase in cash and cash equivalents  .................        258,701
Cash and cash equivalents at beginning of period  ..........      3,538,809
                                                              -------------
Cash and cash equivalents at end of period  ................    $ 3,797,510
                                                              =============

            PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

         PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                 (UNAUDITED)


   The following unaudited pro forma condensed consolidated statement of operations gives effect to (i) the acquisition by Genesis of McKerley Health Care Centers, Inc. and certain related entities ("McKerley") in November 1995,
(ii) the transaction contemplated by the agreement, dated in April 1996, between Genesis and NeighborCare Pharmacies, Inc. and certain of its related entities ("NeighborCare"), (iii) the transaction contemplated by the agreement between Genesis and National Health as described in this report, and (iv) the proposed public offering by Genesis of up to 6,000,000 shares of its Common Stock and the application of the estimated net proceeds from such offering as described under "Use of Proceeds" in the Registration Statement on Form S-3 with respect to such offering (the "Offering") as if each had occurred at the beginning of the periods presented.

   The pro forma condensed statements of operations are based upon assumptions and include adjustments as described in the notes below. The pro forma information should be read in conjunction with the Genesis's historical consolidated financial statements, McKerley's historical combined financial statements and National Health's historical combined financial statements included herein or in the Company's other filings with the Securities and Exchange Commission. The historical combined financial statements of McKerley for the year ended November 30, 1995 and for the six months ended March 31, 1996 are included in the columns "McKerley" in the tables below. As a result of the differing year ends of McKerley and Genesis, the two months ended November 30, 1995 are included in both periods. The historical financial statements of NeighborCare for the year ended July 2, 1995 and the six months ended March 31, 1996 are included in the colums "NeighborCare" in the tables below. The historical combined financial statements of National Health for the year ended December 31, 1995 and for the six months ended March 31, 1996 are included in the columns "National Health" in the tables below. As a result of the differing year ends of the National Health and Genesis, the three months ended December 31, 1995 is included in both periods. Such data is not necessarily indicative of the historical financial results that would have been achieved had the acquisitions occurred at the beginning of the periods presented or that may be expected to result in the future as a result of such transactions.

            PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
          PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (UNAUDITED)


                                                                          Year ended September 30, 1995
                               ------------------------------------------------------------------------------------------------
                                 Genesis             McKerley        McKerley Pro            NeighborCare         NeighborCare
                                Historical          Historical          Forma                 Historical            Pro Forma
                                 Results              Results         Adjustments              Results             Adjustments
                               ----------           ----------       -------------         -----------------      -------------
                                                              (In thousands, except per share data)
Net revenues  .................  $486,393           $57,266          $   114 (A)(B)(C)         $52,751               $   --
Operating expense:  .......
Operating expenses other than
  depreciation, amortization
  and lease expense ...........   393,139            52,064           (6,063)(A)(D)             51,986                 (1,849)(I)(K)
Depreciation and
  amortization ................    18,793             1,900            1,079 (F)                    --                  2,547 (J)
Lease expense  ................    13,798             2,759           (1,244)(G)                    --                     --
Interest expense, net  ........    20,367             4,200            1,625 (A)(E)              1,276                  1,880 (H)
                                 --------           -------          -------                   -------                -------
Earnings from operations
  before income taxes and
  extraordinary items .........    40,296            (3,662)           4,717                      (511)                (2,578)
                                 --------           -------          -------                    ------                -------
Earnings from operations
  before extraordinary items...  $ 25,531           $(2,307)         $ 2,972                    $ (322)               $(1,624)
                                 --------           -------          -------                    ------                -------
Fully diluted earnings per
  share before extraordinary
  items .......................     $1.03
Weighted average common
  shares and equivalents ......    28,452                                                                                 333 (H)


                     (RESTUBBED TABLE CONTINUED FROM ABOVE)


                                                                    Year ended September 30, 1995
                                   ------------------------------------------------------------------------------------------------
                                                                                                                     Pro Forma
                                                                                                                    Consolidated
                                                                             Pro Forma                            Genesis/McKerley/
                                                                            Consolidated                            NeighborCare/
                                National Health      National Health       Genesis/McKerley/                       National Health
                                  Pro Forma            Pro Forma        NeighborCare/National   Offering          Results Adjusted
                                    Results           Adjustments         Health Results       Adjustment           for Offering
                                ---------------      ---------------    ---------------------  ----------         -----------------
                                                              (In thousands, except per share data)
Net revenues  .................    $108,785          $(22,949)(L)(P)         $682,360            $    --               $682,360
Operating expense:
Operating expenses other than
  depreciation, amortization
  and lease expense ...........      92,990           (26,435)(L)(O)(P)       555,837                 --                555,837
Depreciation and
  amortization ................       4,055             1,067 (L)(M)           29,441                 --                 29,441
Lease expense  ................       3,176              (233)(L)              18,256                 --                 18,256
Interest expense, net  ........       6,177             3,375 (L)(N)           38,900            (11,696)(Q)             27,204
                                   --------           -------               ---------            -------              ---------
Earnings from operations
  before income taxes and
  extraordinary items .........       2,387              (723)                 39,926             11,696                 51,622
                                   --------           -------               ---------            -------              ---------
Earnings from operations
  before extraordinary items...    $  1,504            $ (455)               $ 25,299            $ 7,368               $ 32,667
                                   --------           -------               ---------            -------              ---------
Fully diluted earnings per
  share before extraordinary
  items .......................                                                                                          $1.05
Weighted average common
  shares and equivalents ......                                                                    6,000                34,785


                                                                   Six Months ended March 31, 1996
                               ------------------------------------------------------------------------------------------------
                                 Genesis             McKerley        McKerley Pro            NeighborCare         NeighborCare
                                Historical          Historical          Forma                 Historical            Pro Forma
                                 Results              Results         Adjustments              Results              Adjustments
                               ----------           ----------       -------------         -----------------      -------------
                                                              (In thousands, except per share data)
Net revenues  .............     $287,517           $ 9,671          $ 204 (A)(B)(C)            $34,214                    --
Operating expenses:  ......
Operating expenses other than
  depreciation, amortization
  and lease expense .......      232,820            11,537         (3,802)(A)(D)                31,319                $ (924)(I)(K)
Debenture conversion expense       1,090                --             --
Depreciation and
  amortization ............       11,235               323            180 (F)                      437                 1,273 (J)
Lease expense  ............        7,861               460           (207)(G)                      732                    --
Interest expense, net  ....       12,979             1,158           (201)(A)(E)                   979                   602 (H)
                               ---------          --------        -------                      -------                ------
Earnings from operations
  before taxes and
  extraordinary items .....       21,532            (3,807)         4,252                          747                  (951)
                               ---------          --------        -------                      -------                ------
Earnings from operations
  before extraordinary items    $ 13,668           $(2,398)        $2,678                       $  471                 $(599)
                               ---------          --------        -------                      -------                ------
Fully diluted earnings per
  share before extraordinary
  items and Debenture
  conversion expense ......        $0.55
Weighted average common
  shares and equivalents ..       28,817                                                                                 333 (H)


                     (RESTUBBED TABLE CONTINUED FROM ABOVE)



                                                                    Six Months ended March 31, 1996
                                ----------------------------------------------------------------------------------------------------
                                                                                                                     Pro Forma
                                                                                                                    Consolidated
                                                                             Pro Forma                            Genesis/McKerley/
                                                                            Consolidated                            NeighborCare/
                                National Health      National Health       Genesis/McKerley/                       National Health
                                  Pro Forma            Pro Forma        NeighborCare/National      Offering       Results Adjusted
                                    Results           Adjustments         Health Results          Adjustment        for Offering
                                ---------------      ---------------    ---------------------     ----------         --------------
                                                              (In thousands, except per share data)

Net revenues  ...............      $60,373          $ (15,621)(L)(P)          $376,358                                 $376,358
Operating expenses:
Operating expenses other than
  depreciation, amortization
  and lease expense .........       52,368            (17,430)(L)(O)(P)        305,870                                  305,870
Debenture conversion expense                                                     1,090                  --                1,090
Depreciation and
  amortization ..............        2,327                234 (L)(M)            16,009                                   16,009
Lease expense  ..............        1,696               (198)(L)               10,344                                   10,344
Interest expense, net  ......        3,233              1,498 (L)(N)            20,248            $ (5,832)(Q)           14,416
                                   --------           -------                ---------             -------               ------
Earnings from operations
  before taxes and
  extraordinary items .......          749                275                   22,797               5,832               28,629
                                   --------           -------                ---------             -------              -------
Earnings from operations
  before extraordinary items..     $   472          $     173                 $ 14,465             $ 3,674             $ 18,139
                                   --------           -------                ---------             -------              -------
Fully diluted earnings per
  share before extraordinary
  items and Debenture
  conversion expense ........                                                                                              $0.58
Weighted average common
  shares and equivalents ....                                                                        6,000                35,150


                GENESIS HEALTH VENTURES, INC. AND SUBSIDIARIES
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

PRO FORMA ADJUSTMENTS ARE AS FOLLOWS:


MCKERLEY TRANSACTION

(A) The historical financial statements of McKerley include unusual, nonrecurring charges related to a provision to properly state certain insurance program liabilities, record a loss related to the termination of an interest rate swap agreement and to write off certain other long-term assets.

                                         Year Ended        Six Months Ended
                                      September 30, 1995    March 31, 1996
                                    --------------------  -----------------
                                                   (In thousands)
Revenues, net  ...................        $   204             $   204
                                          =======             =======
Operating expenses other than
  depreciation, amortization
  and lease expense ..............         (3,248)             (3,248)
Interest expense, net  ...........        $  (566)            $  (566)
                                           =======             =======

(B) Effective October 1, 1995 the State of New Hampshire issued a reduction in payment rates under the Medical Assistance program. The annualized impact of this rate reduction is approximately $1,500,000.

                                          Year Ended         Six Months Ended
                                       September 30, 1995     March 31, 1996
                                     ---------------------  ------------------
                                                  (In thousands)
Revenues, net  ...................      $(1,500)                          --
                                        =======                           ==


(C) The former owners have agreed to pay certain Genesis subsidiaries for marketing and other services for approximately two years with annual payments of approximately $900,000. The former owners also agreed to lease 30,000 square feet of office space from the Company for approximately two years at an annual rate of $510,000.

                                  Year Ended                   Six Months Ended
                               September 30, 1995               March 31, 1996
                             ---------------------            ------------------
                                                   (In thousands)
Revenues, net  ...........          $1,410                           --
                                    ======                           ==



(D) As a result of the McKerley Transaction, corporate overhead functions related to the prior owners, certain nursing staff and regional management of the nursing facilities will be merged. The Company has identified duplicative positions and the costs associated with such positions, and plans to eliminate these costs according to a transition plan within one year of the acquisition. Salary costs and other payments associated with certain McKerley principals who will not be joining Genesis have been identified and eliminated, as well as costs associated with other management positions which have already been vacated and will not be replaced. Support staff associated with these positions have also been eliminated. The components of the savings expected upon merging McKerley's operations into Genesis are as follows:

                                             Annual Cost    Semi-Annual Cost
                                            ---------------------------------
                                                     (In thousands)
Principal salaries, payments and
  cost of support personnel ..............     $(1,693)            $(418)
Management to be eliminated due
  to overlap, and vacated management
  positions not to be replaced ...........        (622)             (104)
Personnel reduction in operating staff
  to eliminate duplicative
  positions ..............................        (500)              (50)
                                               -------             -----
                                               $(2,815)            $(572)
                                               =======             =====

                GENESIS HEALTH VENTURES, INC. AND SUBSIDIARIES
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


   The impact of the savings have been reflected in a pro forma adjustment as follows:

                                             Year Ended       Six Months Ended
                                         September 30, 1995     March 31, 1996
                                         -----------------   -------------------
                                                    (In thousands)
Operating expenses other than
  depreciation, amortization
  and lease expense .................      $(2,815)               $(572)
                                           =======                =====


(E) The McKerley Transaction was financed with borrowings under the Company's bank credit facilities aggregating approximately $68,700,000. The Company has repaid approximately $27,000,000 of assumed McKerley debt. The Company has also assumed a mortgage obligation of approximately $9,000,000 which was not immediately repaid. Interest rate assumptions are 7.25% for the Company's borrowing under its bank credit facilities.


                                             Year Ended       Six Months Ended
                                         September 30, 1995     March 31, 1996
                                         -----------------   -------------------
                                                    (In thousands)
Interest expense, net:  .............
   Interest expense -- bank
      facilities ....................        $ 4,930              $ 822
   Elimination of historical McKerley
     remaining interest expense  ....         (2,739)              (457)
                                             -------              -----
                                             $ 2,191              $ 365
                                             =======              =====

(F) In accordance with generally accepted accounting principles, the net assets acquired are recorded at the lower of purchase price or fair value. The estimated fair value adjustments have been determined based on the most recent information available. The resultant excess of purchase price over fair value of net assets acquired is required to be amortized. The pro forma adjustment to reflect the increased depreciation and amortization is as follows:


                                             Year Ended       Six Months Ended
                                         September 30, 1995     March 31, 1996
                                         -----------------   -------------------
                                                    (In thousands)

Depreciation and amortization
  expense ...........................        $1,079               $180
                                             ======               ====


(G) The former owners have agreed to make certain lease payments on behalf of the Company with respect to certain lease obligations of the McKerley Entities. The following pro forma adjustment reflects the impact of recognizing the resulting lease expense on a straight line basis over the remaining lease term:


                                             Year Ended       Six Months Ended
                                         September 30, 1995     March 31, 1996
                                         -----------------   -------------------
                                                    (In thousands)
Lease expense .......................      $(1,244)                $(207)
                                           =======                 =====

                GENESIS HEALTH VENTURES, INC. AND SUBSIDIARIES
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


NEIGHBORCARE TRANSACTION

(H) A portion of the NeighborCare Transaction will be financed with borrowings under the Company's bank credit facilities aggregating approximately $47,250,000. Genesis expects to repay approximately $18,000,000 of NeighborCare debt assumed in the transaction. Interest rate assumptions are 6.8% for the Company's borrowings under its credit facilities.

                                             Year Ended       Six Months Ended
                                         September 30, 1995     March 31, 1996
                                         -----------------   -------------------
                                                    (In thousands)

Interest expense, net:
   Interest expense -- bank
     facilities .....................         $ 3,171             $1,581
   Elimination of historical
     NeighborCare remaining
     interest expense  ..............          (1,291)              (979)
                                              -------             ------
                                              $ 1,880             $  602
                                              =======             ======

   Adjustment to reflect the issuance of $10,000,000 of Genesis Common Stock as a portion of the consideration. The stock issuance price has been estimated at $30 per share resulting in the issuance of 333,333 shares.

(I) As a result of the NeighborCare Transaction, corporate and administrative overhead functions related to the prior ownership structure will be merged. Accordingly, Genesis has identified duplicative physical locations which will be merged into existing Genesis pharmacy and medical supply locations.

                                                                        Semi
                                                     Annual Cost    Annual Cost
                                                     -----------    -----------
                                                           (In thousands)
Consolidation of institutional pharmacy locations.. $  (300)       $(150)
Consolidation of medical supply division  .........    (300)        (150)
Personnel reduction in operating staff to eliminate
 duplicative positions ............................    (615)        (308)
Other operating costs including legal and
  accounting fees, advertising and office expense .    (474)        (236)
                                                    -------        -----
                                                    $(1,689)       $(844)
                                                    =======        =====

    The impact of the savings have been reflected in a pro forma adjustment as follows:


                                             Year Ended       Six Months Ended
                                         September 30, 1995     March 31, 1996
                                         -----------------   -------------------
                                                    (In thousands)
Operating expenses other than
  depreciation, amortization
  and lease expense .................        $(1,689)                $(844)
                                             =======                 =====

(J) In accordance with generally accepted accounting principles, the net assets acquired are recorded at the lower of purchase price or fair value. The estimated fair value adjustments have been determined based on the most recent information available. The resultant excess of purchase price over fair value of net assets acquired is required to be amortized. The elimination of historical depreciation expense is the result of certain assets not being acquired by Genesis. The pro forma adjustment to reflect the net increased depreciation and amortization is as follows:



                                             Year Ended       Six Months Ended
                                         September 30, 1995     March 31, 1996
                                         -----------------   -------------------
                                                    (In thousands)
Impact of step-up and allocation
  of goodwill  .......................      $2,706                $1,353
Elimination of historical depreciation
  expense ............................        (159)                  (80)
                                            ------                ------
Depreciation and amortization  .......      $2,547                $1,273
                                            ======                ======

                GENESIS HEALTH VENTURES, INC. AND SUBSIDIARIES
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


(K) In connection with the NeighborCare Transaction, certain corporate office and furniture and fixture leases will be terminated. The pro forma adjustment to reflect this is as follows:

                                             Year Ended       Six Months Ended
                                         September 30, 1995     March 31, 1996
                                         -----------------   -------------------
                                                    (In thousands)
Operating expenses other than
  depreciation, amortization
  and lease expense .................         $(160)              $(80)
                                              =====               ====



NATIONAL HEALTH TRANSACTION

(L) In connection with the National Health Transaction certain assets and liabilities will not be acquired by Genesis. Additionally, certain businesses, including home health care, infusion therapy and assisted living facilities in New York State will not be acquired. The statement of operations data from these assets is presented in a pro forma footnote below:


                                             Year Ended       Six Months Ended
                                         September 30, 1995     March 31, 1996
                                         -----------------   -------------------
                                                    (In thousands)
Net Revenues  .......................      $(24,949)               $(16,621)
Operating expenses other than
   debenture conversion expense
   depreciation, amortization and
   lease expense ....................       (27,375)                (17,900)
Depreciation and amortization  ......        (1,290)                   (928)
Lease expense  ......................          (233)                   (198)
Interest expense, net  ..............        (1,124)                   (751)


(M) In accordance with generally accepted accounting principles, the net assets acquired are recorded at the lower of the purchase price or fair value. The estimated fair value adjustments have been determined based on the most recent information available. The resultant excess of purchase price over fair value of net assets acquired is required to be amortized. The pro forma adjustment to reflect the increased depreciation and amortization is as follows:

                                         Year Ended            Six Months Ended
                                      September 30, 1995        March 31, 1996
                                    ---------------------     -----------------
                                                     (In thousands)
Depreciation and amortization .....       $2,357                   $1,162
                                          ======                   ======


(N) The National Health Transaction is expected to be financed by Genesis with borrowings under its bank credit facilities aggregating approximately $116,272,000. Genesis intends to repay approximately $36,200,000 of indebtedness to be assumed upon consummation of the transaction. The Company also expects to assume mortgage obligations of approximately $18,000,000 which is not expected to be repaid. Interest rate assumptions are 6.8% for the Company's borrowing under its bank credit facilities.

                                             Year Ended       Six Months Ended
                                         September 30, 1995     March 31, 1996
                                         -----------------   -------------------
                                                    (In thousands)
Interest expense, net:
   Interest expense-bank facility ..      $ 8,139                 $ 4,070
   Elimination of historical
     National Health remaining
     expense  .......................      (3,640)                 (1,820)
                                          -------                 -------
                                          $ 4,499                 $ 2,250
                                          =======                 =======

                GENESIS HEALTH VENTURES, INC. AND SUBSIDIARIES
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


(O) Genesis has identified certain cost saving opportunities in connection with the National Health Transaction. The Company has identified duplicative positions and the costs associated with such positions, and plans to eliminate these costs according to a transition plan within one year of the acquisition.


                                             Year Ended       Six Months Ended
                                         September 30, 1995     March 31, 1996
                                         -----------------   -------------------
                                                    (In thousands)

Reduction in contract labor services..       $( 108)               $(54)
Personnel reduction in operating
  staff to eliminate duplicative
  positions ...........................       (252)                (126)
                                            ------                -----
                                            $( 360)               $(180)
                                            ======                =====

(P) Genesis has identified certain revenue synergies relating to its pharmacy, medical supply and group purchasing businesses. These services are currently not provided by Genesis to National Health facilities nor does National Health have the businesses to deliver these services.


                                             Year Ended       Six Months Ended
                                         September 30, 1995     March 31, 1996
                                         -----------------   -------------------
                                                    (In thousands)

Revenues, net  ......................     $2,000                  $1,000
Operating expenses other than
  debenture conversion expense
  depreciation, amortization and
  lease expense .....................      1,300                     650
                                         -------                  ------
  Net impact  .......................     $  700                  $  350
                                         =======                  ======
OFFERING ADJUSTMENT

(Q) Adjustment to reflect the application of the net proceeds of the Offering to repay indebtedness under the Company's bank credit facilities which currently bear interest at a weighted average annual rate of approximately 6.8%.


                                             Year Ended       Six Months Ended
                                         September 30, 1995     March 31, 1996
                                         -----------------   -------------------
                                                    (In thousands)

Interest, net  ......................       $11,696                  $5,832
                                            =======                  ======

                PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 (UNAUDITED)


   The following unaudited pro forma condensed consolidated balance sheet includes the historical consolidated condensed balance sheet of the Company at March 31, 1996 and the pro forma adjustments to reflect the NeighborCare Transaction and the National Health Transaction, as if they occurred on March 31, 1996. The pro forma adjustments should be read in conjunction with the Company's historical consolidated financial statements included in the Company's filings with the Securities and Exchange Commission and National Health's historical combined financial statements included elsewhere herein.



                                                                                                                         Pro
                                                                                                                         Forma
                                                                                                                     Consolidated
                                                                                                       Pro Forma        Genesis/
                                                                       Pro Forma                        National     NeighborCare/
                                                                      NeighborCare     National         Health         National
                                        Genesis      NeighborCare     Adjustments       Health        Adjustments       Health
                                        -------      ------------     -----------      --------       -----------     -----------
Current assets  ...................   $206,292         $19,595           $    --        $24,335      $(8,514)(D)       $241,408
Property and equipment, net  ......    304,010           1,712                --         58,973       64,281(D)(G)      428,976
Other assets  .....................    223,774           5,899            46,327(C)      15,384       (1,309)(D)(G)     290,075
                                      --------         -------           -------        -------      -------           --------
Total assets  .....................   $734,076         $27,206           $46,327        $98,692      $54,158           $960,459
                                      --------         -------           -------        -------      -------           --------
Current liabilities  ..............   $ 61,807         $11,839           $(2,149)(A)(B) $23,843      $(5,195)(D)(E)(F)  $90,145
Long term debt, excluding
  current maturities ..............    392,210          10,897            39,844(A)      69,800       62,899 (D)(E)     575,650
Other liabilities  ................     10,454           2,562               390(B)          --          520 (F)         13,926
Shareholders' equity  .............    269,605           1,908             8,242(A)(C)    5,049       (4,066)(D)(G)     280,738
                                      --------         -------           -------        -------      -------           --------
Total liabilities and shareholders
  equity ..........................   $734,076         $27,206           $46,327        $98,692      $54,158           $960,459
                                      ========         =======           =======        =======      =======           ========

   Pro forma adjustments are as follows:

NEIGHBORCARE TRANSACTION

(A) The NeighborCare Transaction will be financed with a combination of borrowing by Genesis under its bank credit facilities of approximately $47,250,000 and the issuance of $10,000,000 of Genesis Common Stock. The impact of the borrowings under the bank credit facilities and the issuance of Genesis common stock at an estimated value of $30 per share is reflected in the following pro forma adjustment:

                                                  (In thousands)
    Current Liabilities ....................         $(3,649)
    Long-term debt  ........................          39,844
    Shareholders' equity ...................          10,000
                                                     =======


(B) Transaction costs which include professional fees, duplicative salary costs and severance, taxes and title costs and certain other costs incurred or to be incurred in order to consummate the transaction will be accrued, net of tax benefits, in the amount of $1,890. The following pro forma adjustment represents the accrual for these costs:
                                                   (In thousands)
    Current liabilities ....................          $1,500
    Other liabilities ......................             390
                                                      ======


(C) Purchase accounting adjustments include the following allocations:

                                                    (In thousands)
    Other assets  ..........................            $46,327
    Shareholders' equity ...................             (1,758)
                                                        =======

NATIONAL HEALTH TRANSACTION

(D) The assets and liabilities of National Health not being acquired or assumed by Genesis in the National Health Transaction are eliminated in a pro forma adjustment as follows:

                                                   (In thousands)
    Current assets  ............................     $ (8,814)

    Property and equipment  ....................       (9,755)
    Other assets  ..............................      (12,408)
                                                     --------
    Total assets  ..............................     $(30,977)
                                                     ========
    Current liabilities  .......................     $ (7,095)
    Long term debt, excluded current maturities.      (17,273)
    Other liabilities  .........................           --
    Shareholders' equity  ......................       (6,609)
                                                     --------
    Total liabilities and shareholders' equity .     $(30,977)
                                                     ========



(E) The National Health Transaction will be financed by Genesis with borrowings under its bank credit facilities of approximately $116,272,000 which includes the repayment of approximately $36,200,000. Additionally, Genesis will assume existing indebtedness of approximately $18,000,000 which it does not intend to repay immediately. The impact of the borrowings under the bank credit facilities is reflected in the following pro forma adjustment:




                                                            (In thousands)
    Current liabilities  ........................              $  (100)
    Long term debt, excluding current maturities.               80,172
                                                               =======

(F) Transaction costs which include professional fees, duplicative salary costs and severance, taxes and title costs and certain other costs incurred or to be incurred in order to consummate the transaction will be accrued, net of tax benefits, in the amount of $2,520. The following pro forma adjustment represent the accrual for these costs:

                                                            (In thousands)
    Current liabilities .........................                $2,000
    Other liabilities  ..........................                   520
                                                                 ======


(G) Purchase accounting adjustments include the following allocations:

                                                           (In thousands)
    Property and equipment, net .................               $74,036
    Other assets  ...............................                11,099
    Shareholders' equity  .......................                 2,543
                                                                =======

                                  SIGNATURES


   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          GENESIS HEALTH VENTURES, INC.


                                          By: /s/ George V. Hager, Jr.
                                              ------------------------


Date: May 20, 1996